                                                                 Exhibit 23.1(a)

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No.1 to the Registration Statement (Form S-4 No. 333-60202) and related prospectus of Insight Communications Company, Inc. for the registration of its $400,000,000 12 1/4 % Senior Discount Notes due February 2011 and to the incorporation by reference therein of our report dated March 12, 2001, with respect to the consolidated financial statements of Insight Communications Company, Inc. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, included in its Annual Report (Form 10-K/A-3) filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP


New York, New York
July 23, 2001

                                                                 Exhibit 23.1(b)

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No.1 to the Registration Statement (Form S-4 No. 333-60202) and related prospectus of Insight Communications Company, Inc. for the registration of its $400,000,000 12 1/4 % Senior Discount Notes due February 2011 and to the incorporation by reference therein of our report dated March 12, 2001, with respect to the financial statements of Insight Communications of Central Ohio, Inc. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, included in Insight Communications Company, Inc.'s Current Report (Form 8-K/A-1) dated January 5, 2001, as amended on March 23, 2001, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP


New York, New York
July 23, 2001